Exhibit 99.5

AGREEMENT

AGREEMENT made and entered into in Boston, Massachusetts, by and between Boston Life Sciences, Inc. (the “Company”), a Delaware corporation with its principal place of business in Boston, Massachusetts, and Marc E. Lanser, M.D., of Fayston, Vermont (the “Executive”), effective as of the 10th day of June 2004.

WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of arenas, including financial, scientific, clinical trials, strategic planning, regulatory, community relations and others;

WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company and its Affiliates; and

WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to continue to employ the Executive as its President and Chief Operating Officer and the Executive wishes to continue such employment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts continued employment.

2. Term.

(a) Subject to earlier termination as hereafter provided, the Executive’s employment hereunder shall be for a term of one (1) year, commencing on the effective date hereof, and may be extended or renewed for successive one year terms only by a written agreement signed by the Executive and an expressly authorized representative of the Company. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as “the term of this Agreement” or “the term hereof.”

(b) Place of Performance. The Executive shall be based primarily out of the Company’s Boston, Massachusetts office. However, the Executive shall be entitled to work one business day per week out of his home office in Vermont.

3. Capacity and Performance.

(a) During the term hereof, the Executive shall serve the Company as its President and Chief Operating Officer, or in such other executive position as the Board or the Chief Executive Officer (if any) may designate from time to time. In addition, and without further compensation, the Executive shall serve as a director of the Company if he is nominated to stand for election by the Board of Directors of the Company. In addition, the Executive shall serve as a director and/or officer of one or more of the Company’s Affiliates if so elected or appointed from time to time. The Executive shall report to, and shall be subject to the supervision of, the Chief Executive Officer (or if there is none, the Board of Directors).

(b) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company and its Affiliates as may be designated from time to time by the Board or by its designees or by the Chief Executive Officer (if any).

(c) During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Board in writing. Notwithstanding anything in this Agreement to the contrary, the Executive’s continued involvement as Chairman of the Board of FlouroPharma, Inc. will not constitute a violation of this Section 3(c), provided that FlouroPharma, Inc. does not compete with any products or services the Company or any of its Affiliates is developing or plans to develop and the Executive limits the expenditure of his time on FlouroPharma, Inc. matters so as not to interfere with the conduct of his duties and responsibilities at the Company.

4. Compensation and Benefits. As compensation for all services performed by the Executive during the term hereof and subject to performance of the Executive’s duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

(a) Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of Three Hundred and Eight Thousand Dollars ($308,000) per annum, subject to adjustment to reflect any increase in base salary that may be approved by the Board of Directors in its sole discretion, payable in accordance with the regular payroll practices of the Company for its executives. Such base salary, subject to such adjustments, is hereafter referred to as the “Base Salary”.

(b) Incentive and Bonus Compensation. Executive shall be eligible to be considered for a bonus annually during the term hereof. The amount of such bonus, if any, shall be determined by the Board’s Compensation Committee in its sole discretion.

(c) Vacations. During the term hereof, the Executive shall be entitled to four (4) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Vacation shall otherwise be governed by the policies of the Company, as in effect from time to time.

(d) Other Benefits. During the term hereof and subject to any contribution therefor generally required of employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of a benefit otherwise provided to the Executive (e.g., severance pay). Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

(e) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable, customary and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board or the Chief Executive Officer (if any) and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

(f) Other Policies, Etc. Except as expressly set forth in this Agreement, the Executive shall be subject to all laws, rules, regulations and policies as are from time to time applicable to employees of the Company.

5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive’s employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

(a) Death. In the event of the Executive’s death during the term hereof, the Executive’s employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, (i) the Base Salary earned but not paid through the date of termination, (ii) pay for any vacation time earned but not used through the date of termination, (iii) any bonus compensation awarded but unpaid on the date of termination and (iv) any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within thirty (30) days of termination and that such expenses are reimbursable under Company policy (all of the foregoing, “Final Compensation”). The Company shall have no further obligation to the Executive hereunder.

(b) Disability.

(i) The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, with or without reasonable accommodation, for ninety (90) days during any period three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the Company shall have no further obligation to the Executive, other than for payment of Final Compensation.

(ii) The Board may designate another employee to act in the Executive’s place during any period of the Executive’s disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(d), to the extent permitted by the terms of the applicable benefit plans as in effect at the time of such disability, until the Executive becomes eligible for disability income benefits under the Company’s disability income plan or until the termination of his employment, whichever shall first occur.

(iii) While receiving disability income payments under the Company’s disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Company benefit plans in accordance with Section 4(d) to the extent permitted by the terms of the applicable benefit plans as in effect at the time of such disability, until the termination of his employment.

(iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled, and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Executive.

(c) By the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause (as hereafter defined) by giving the Executive written notice thereof. The following, as determined by the Board in its reasonable judgment, shall constitute “Cause” for termination:

(i) The Executive’s willful failure to perform (other than by reason of disability), willful misconduct or gross negligence in the performance of, his duties and responsibilities, which failure, misconduct or neglect, if susceptible to cure, remains uncured or continues to recur for fourteen (14) days after notice from the Company specifying in reasonable detail the nature of such failure, misconduct or neglect;

(ii) Material breach by the Executive of any provision of this Agreement or any other agreement with the Company or any of its Affiliates, which such breach remains uncured for fourteen (14) days after notice from the Company specifying in reasonable detail the nature of such breach; or

(iii) Commission of a felony or other crime involving fraud, moral turpitude or a violation of federal or state securities laws.

Upon the giving of notice of termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligation to the Executive, other than for Final Compensation.

(d) By the Company Other than for Cause. The Company, based on the determination of the Chief Executive Officer or the Board of Directors, may terminate the Executive’s employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, in addition to Final Compensation and provided that no benefits are payable to the Executive under a separate severance agreement or an executive severance plan as a result of such termination, then until the conclusion of nine (9) months following the date of termination, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination. Any obligation of the Company to the Executive hereunder is conditioned, however, upon the Executive signing a release of claims in the form provided by the Company (the “Employee Release”) within twenty-one days (or such greater period as the Company may specify) following the later of the date on which the Executive receives notice of termination of employment or the date the Executive receives a copy of the Employee Release and upon the Executive not revoking the Employee Release in a timely manner thereafter. Base Salary to which the Executive is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company and will begin at the Company’s next regular payroll period which is at least five business days following the effective date of the Employee Release, but shall be retroactive to next business day following the date of termination.

(e) By the Executive. The Executive may terminate his employment hereunder at any time and for any reason (or no reason) upon 30 (thirty) days’ notice to the Company, unless such termination would violate any obligation of the Executive to the Company under a separate severance agreement. In the event of termination of the Executive pursuant to this Section 5(e), the Board may elect to waive the period of notice, or any portion thereof, and the Company will pay the Executive the amounts he would have received had his employment been terminated pursuant to Section 5(d) at the times and subject to the conditions set forth in Section 5(d).

(f) Post-Agreement Employment. In the event the Executive remains in the employ of the Company or any of its Affiliates following termination of this Agreement, by the expiration of the term or otherwise, then such employment shall be at-will.

6. Effect of Termination. The provisions of this Section 6 shall apply to termination due to the expiration of the term hereof, pursuant to Section 5 or otherwise:

(a) Payment by the Company of any amounts that may be due the Executive under the applicable termination provision of Section 5 shall constitute the entire obligation of the Company to the Executive.

(b) Benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive’s employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

(c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 5 (d) and (e) hereof is expressly conditioned upon the Executive’s continued full performance of his obligations under Sections 7, 8 and 9 hereof. The Executive recognizes that, except as expressly provided in Section 5 (d) and (e) hereof, no compensation is earned after termination of employment.

7. Confidential Information.

(a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates, and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

(b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive’s possession or control.

8. Assignment of Rights to Intellectual Property.

(a) The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees in the future to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to provide, at the Company’s request, all further cooperation which the Company determines is necessary or desirable to accomplish the complete transfer of the Intellectual Property and all associated rights to the Company, its successors, assigns and nominees, and to assure the Company the full enjoyment of the Intellectual Property, including without limitation executing further applications both domestic and foreign, specifications, oaths, assignments, consents, releases, government communications and other commercially reasonable documentation, responding to corporate diligence inquiries, and providing good faith testimony by affidavit, declaration, deposition, in-person or other proper means, in support of any effort by the Company to establish, perfect, defend, or otherwise enjoy, in this or any foreign country, its rights acquired pursuant to this Agreement through prosecution of governmental filings, regulatory proceedings, litigation or other means.

(b) To the extent the Executive cannot transfer and assign his entire right, title, and interest to the Intellectual Property, or any portion thereof, then the Executive will assign and transfer all right, title, and interest in and to the Intellectual Property to the Company at the first opportunity to do so. To the extent that the Executive cannot assign and transfer any of his full right, title, and interest in the Intellectual Property then the Executive hereby grants the Company and its Affiliates an irrevocable, worldwide, fully paid-up, royalty-free, exclusive license, with the right to sublicense through multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise exploit or utilize in any manner the Intellectual Property. If the Company is unable because of the Executive’s mental or physical incapacity or for any other reason to secure the Executive’s signature for any of the assignments, licenses, or other reasonably requested documents pertaining to the Intellectual Property referenced in the foregoing Section 8(a)-(b) hereof within ten business (10) days of delivery of said documents to the Executive, then the Executive will hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file said documents and to do all other lawfully permitted acts to further the perfection, defense, and enjoyment of the Company’s rights relating to the Intellectual Property with the same legal force and effect as if executed by the Executive. The Executive stipulates and agrees that such appointment is a right coupled with an interest and will survive his incapacity or unavailability at any future time.

(c) The Executive further agrees that he will assign, deliver and communicate to the Company and its Affiliates, their representatives or agents or their successors and assigns, any know-how, facts and materials arising from or relating to said Intellectual Property including without limitation: (i) all simulations, prototypes, and other embodiments of the Intellectual Property; (ii) all drawings, blueprints, calculations, research plans and results, lab notes, workbooks and other records and written materials that relate to the Intellectual Property or that embody or record any know-how pertaining to the Intellectual Property; (iii) all files, documents and communications pertaining to the Intellectual Property; and (iv) evidence for patent interference purposes or for other legal proceedings whenever requested. The Executive will not charge the Company or any of its Affiliates, successors, or assigns for time spent in complying with these obligations under Section 8(a)-(c) of this Agreement.

(d) The Executive hereby represents and warrants that all of the product resulting from his work for the Company will be original and will not infringe the rights of any third party, including without limitation intellectual property rights, such as rights pertaining to patents, trademarks, copyrights and trade secrets.

(e) The Executive agrees that he will not, and will not permit anyone acting on his behalf to, assert against the Company, its Affiliates or any of their respective directors, shareholders, officers, managers, members, general or limited partners, joint venturers, employees, representatives or agents (collectively, with the Company and its Affiliates, the “Corporate Group”) any cause of action, right or claim, of any kind or nature, with respect to the Intellectual Property or any Employee Inventions, including without limitation Employee Inventions incorporated into the Intellectual Property, and the Executive agrees to indemnify and hold harmless the Corporate Group, and each of them, from any and all causes of action, rights or claims, of any kind or nature, losses and damages and costs and expenses, including without limitation attorneys’ fees, and any and all other liabilities incurred by any of the Corporate Group arising from or relating to proprietary rights in the Employee Inventions, or any of them, or resulting from the Executive’s failure to meet any of his obligations under any of Section 8(a)-(e) of this Agreement.

9. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the good will, Confidential Information and other legitimate interests of the Company and its Affiliates:

(a) While the Executive is employed by the Company and for two years after his employment terminates (in the aggregate, the “Non-Competition Period”), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the business of the Company or any of its Affiliates worldwide or undertake any planning for any business competitive with the business of the Company or any of its Affiliates. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive’s employment. Restricted activity includes without limitation accepting employment or a consulting position with any Person who is, or at any time within twelve (12) months prior to termination of the Executive’s employment has been, a customer of the Company or any of its Affiliates. For the purposes of this Section 9, the business of the Company and its Affiliates shall include the development, marketing or sale of any or all Products.

(b) The Executive agrees that, during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Affiliates.

(c) The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not solicit or encourage any employee of the Company or any of its Affiliates to terminate his or her relationship with the Company or any of its Affiliates, or solicit or encourage any customer or vendor of the Company or any of its Affiliates to terminate or diminish its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Affiliates.

(d) Without limiting the generality of Section 9(a)-(c) above, the Executive may continue his involvement with FlouroPharma, Inc. provided that FlouroPharma, Inc. does not during the Non-Competition period directly or indirectly compete with the business of the Company or any of its Affiliates or undertake any planning for any business competitive with the business of the Company or any of its Affiliates.

(e) The Company acknowledges that this Section 9 constitutes a non-compete agreement that satisfies the requirements of Section 6(b)(iv)(b) of Boston Life Sciences, Inc.’s

1998 Omnibus Stock Option Plan or any similar provision found in another Company stock option plan under which the Executive was granted options.

10. Notification Requirement. Until ninety (90) days after the conclusion of the Non-Competition Period, the Executive shall give notice to the Company of each new business activity he plans to undertake, at least 10 (ten) days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive’s business relationship(s) and position(s) with such Person. The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under Sections 7, 8 and 9 hereof.

11. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 and 9 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond, and shall be further entitled to recover any attorney’s fees incurred in enforcing its rights under Section 7, 8 and 9 hereof. The parties further agree that, in the event that any provision of Section 7, 8 and 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

12. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound, and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.

13. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

(b) “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business,

or with whom any of them plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates; (ii) the Products; (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates; (iv) the identity and special needs of the customers of the Company and its Affiliates; (v) the Company’s intellectual property, including all of the inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) owned or licensed by the Company; (vi) the results or other data pertaining to pre-clinical and clinical trials; and (vii) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes any information that the Company or any of its Affiliates have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

(c) “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment and during the period of six (6) months immediately following termination of his/her employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

(d) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

(e) “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive’s employment, including but not limited to the principal drug candidates currently under development by the Company, Altropane, Troponin, and Inosine.

14. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

15. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. Provided, however, the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Executive is transferred to a position with any of the Affiliates or in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

16. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment, except the Executive’s rights and obligations and those of the Company with respect to the Company’s securities and the Indemnity Agreement dated as of March 26, 2004 between the Company and the Executive.

20. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

21. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

23. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	THE COMPANY

/s/ MARC E. LANSER, M.D.	By:	/s/ S. DAVID HILLSON
Marc E. Lanser, M.D.	Title:	Chairman